Exhibit 99.1

MNTN Reports Second Quarter 2026 Results
•Second quarter revenue grew 21% year-over-year to $82.5 million
•Second quarter gross margin improved to 80% from 77% in Q2 2025, a 350 basis point increase
•Delivered positive net income of $6.7 million and Adjusted EBITDA grew 48% year-over-year to $21.5 million in Q2 2026
•Company’s board of directors authorized a stock repurchase program of up to $100 million

NEW YORK, New York – August 4, 2026 – MNTN (NYSE: MNTN), a technology platform that brings performance marketing to Connected TV, today announced its operational and financial results for the second quarter ended June 30, 2026.
MNTN is redefining how brands use television - making TV advertising as measurable, precise, and performance-driven as search and social. MNTN’s software is unlocking television for millions of small to midsized businesses, allowing them to turn Connected TV into a core part of their growth strategy.
Second Quarter 2026 Financial Highlights:
(Unless otherwise noted, all comparisons are relative to the second quarter of 2025).
•Second quarter revenue grew 21% year-over-year to $82.5 million.
•Second quarter gross margin improved to 80% from 77% in Q2 2025, up 350 basis points year-over-year.
•Second quarter net income increased to $6.7 million, compared to a net loss of $26.2 million in the prior year period.
•Adjusted EBITDA increased to $21.5 million, representing 26% of revenue, compared to Adjusted EBITDA of $14.5 million, which was 21% of revenue, in Q2 2025.
•The Company ended the quarter with $237.3 million in cash and cash equivalents, and no borrowings outstanding.
Stock Repurchase Program:
On August 3, 2026, the Company’s board of directors authorized a stock repurchase program of up to $100 million shares of its Class A common stock through August 5, 2027. Repurchases may be made from time to time on the open market pursuant to one or more trading plans adopted in accordance with Rule 10b5-1 and in compliance with Rule 10b-18. The timing and amount of any repurchases will depend on market conditions, price and liquidity, applicable legal requirements, available capital, and other considerations. The stock repurchase program does not obligate the Company to repurchase any minimum number or dollar amount of Class A common stock and may be modified, suspended, or discontinued at any time.
Below are tables reconciling revenue growth and gross margin including and excluding the impact of the Maximum Effort divestiture on April 1, 2025. An additional table below outlines the growth in trailing twelve month active PTV customer count.

Revenue and Gross Profit by Quarter
(Dollars in millions)

Revenue	2025					2026
	Q1	Q2	Q3	Q4	2025	Q1	Q2
MNTN, excluding Maximum Effort	$59.1	$68.5	$70.0	$87.1	$284.7	$73.7	$82.5
YoY Growth %	46%	34%	31%	36%	36%	25%	21%
Maximum Effort	$5.4	$—	$—	$—	$5.4	$—	$—
YoY Growth %	65%	n/m	n/m	n/m	(67)%	n/m	n/m
MNTN Total[1]	$64.5	$68.5	$70.0	$87.1	$290.1	$73.7	$82.5
YoY Growth	47%	25%	23%	25%	29%	14%	21%

Gross Profit	2025					2026
	Q1	Q2	Q3	Q4	2025	Q1	Q2
MNTN, excluding Maximum Effort[1]	$42.4	$52.7	$55.2	$71.5	$221.7	$60.0	$66.3
Gross Margin %	72%	77%	79%	82%	78%	81%	80%
Maximum Effort	$2.3	-$0.1	$—	$—	$2.2	$—	$—
Gross Margin %	43%	n/m	n/m	n/m	n/m	n/m	n/m
MNTN Total[1]	$44.7	$52.6	$55.2	$71.5	$223.9	$60.0	$66.3
Gross Margin %	69%	77%	79%	82%	77%	81%	80%
1The sum of the four quarters does not equal the full year amount due to rounding.

Trailing Twelve Months Active PTV Customer Count

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Number of Active PTV Customers (TTM)	1,746	1,990	2,225	2,647	3,020	3,316	3,632	3,874	4,225

"We delivered another strong quarter with 21% year-over-year revenue growth as Performance TV continues to move from an early-adopter market to a mainstream part of advertisers' marketing mix," said Mark Douglas, CEO of MNTN. "Over the last several quarters, we've been building MNTN for the next stage of that opportunity by expanding our platform, investing in AI across our products, strengthening our go-to-market organization, and increasing access to premium television. Those investments are beginning to come together, and we're focused on helping more businesses advertise on television than ever before while continuing to grow efficiently and strengthen the category we created."
Recent Highlights:
•Active Performance TV customers grew 40% year-over-year in the trailing twelve months ended June 30, 2026, as compared to the trailing twelve months ended June 30, 2025, reflecting continued expansion across MNTN’s small and mid-sized business customer base.
•Strengthened measurement and activation ecosystem through partnerships with HubSpot, Northbeam, and Upwave, providing advertisers with premium inventory, independent verification, and deeper campaign insights.
•Continued to advance AI innovation, with Adobe integrating QuickFrame AI into GenStudio for Performance Marketing and Google recognizing QuickFrame AI as an early adopter of its latest Gemini Omni Flash models. These are recognitions that reflect our strategy of bringing the industry’s latest AI advancements to marketers first.
•Expanded access to premium streaming inventory across major Q2 cultural moments including the FIFA World Cup on Telemundo, HBO's House of Dragon, viral hit Love Island and the Tour de France, giving Performance TV advertisers new first-time opportunities to drive measurable outcomes alongside TV’s best programming.

“We reported strong Adjusted EBITDA growth of 48% year over year, generating solid net income and further highlighting the operating leverage in our model as we scale,” said Patrick Pohlen, CFO of MNTN. “We are continuing to invest strategically in sales, marketing, and product development to drive sustained growth, all while maintaining a disciplined focus on profitability. Our stock repurchase program announced today reiterates our confidence in MNTN’s ability to generate long-term sustainable growth and free cash flow, while maintaining a robust balance sheet, with $237.3 million in cash and cash equivalents and no outstanding borrowings.”
Third Quarter 2026 Outlook:
•Revenue is expected to be between $86 million and $89 million, representing expected year-over-year growth of 25% at the midpoint.
•Adjusted EBITDA is expected to be between $22 million and $25 million.
Full Year 2026 Outlook:
•Revenue is expected to be between $347 million and $357 million, representing expected year-over-year growth of 24% at the midpoint excluding the impact of the Maximum Effort divestiture, and 21% year-over-year growth on a GAAP basis.
•Adjusted EBITDA is expected to be between $96 million and $101 million.
Live Webcast Details:
MNTN management will host a live webcast to discuss these results and provide a business update on Tuesday, August 4, 2026 at 4:30 p.m. Eastern Time.
Date: Tuesday, August 4, 2026
Time: 4:30 PM (ET) / 1:30 PM (PT)
Hosts: Mark Douglas, CEO and Patrick Pohlen, CFO
Webcast: The live webcast, pre-registration for the event, and any related materials can be accessed from both the Quarterly Results and the Events & Presentations page of the MNTN investor relations website at https://ir.mountain.com/.

A replay of the webcast will also be accessible through the MNTN investor relations website shortly following the call and will be available for at least seven days.
About MNTN, Inc.
MNTN (NYSE: MNTN) is the Hardest Working Software in Television™, bringing unrivaled performance and simplicity to Connected TV advertising. Our self-serve technology makes running TV ads as easy as search and social and helps brands drive measurable conversions, revenue, site visits, and more. MNTN was named one of Fast Company’s Most Innovative Companies and Next Big Things in Tech and was recently featured on the cover of INC’s Best in Business Issue. For more information, please visit https://mountain.com/.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this press release should be considered forward-looking statements, including, but not limited to, statements regarding our future results of operations and financial position, including our third quarter and full year 2026 revenues and Adjusted EBITDA outlook and expectations regarding gross margin improvement, assumptions, prospects, business strategy, and plans and objectives of management for future operations, the performance of our products and benefits to customers, potential partnerships, opportunity and demand, and industry and market trends. Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our dependence on the growth and expansion of CTV and performance marketing using CTV, including if the adoption of CTV by customers develops more slowly than we expect, as well as the reduced growth and expansion of our PTV platform; our dependence on a limited number of large customers and our ability to attract new customers, expand existing customer usage of our platform or achieve our customers’ return on ad spend and other specific campaign goals; our dependence on demand for advertising, including factors that affect the level of demand and resulting amount of spend on general and digital advertising, such as economic downturns, geopolitical conflicts, supply chain shortages, interest rate volatility, labor shortages, actual or perceived instability in the banking industry and inflation and any health epidemics or other contagious outbreaks; our results of operations may fluctuate significantly and may not meet our expectations or those of securities analysts and investors; seasonal fluctuations in the demand for digital advertising and our solutions; our short operating history in PTV; inability to manage our growth effectively, and maintain the quality of our platform as we expand; failure of our sales and marketing efforts to yield the results we seek; our product development and innovation may be inefficient or ineffective; our customers’ material reduction of the use of our platform; errors, defects, or unintended performance problems with our platform; changes or developments in the laws, regulations and industry requirements related to data privacy, data protection, information security and consumer protection, and failure to comply with such laws, regulations and industry requirements; inability to collect, use, and disclose data, including the use of pixels or other similar technologies; the use of digital advertising is rejected by consumers, through opt-in, opt-out, or ad-blocking technologies or other means that limit the effectiveness of our platform; inability to increase the scale and efficiency of our technology infrastructure to support our growth and transaction volumes; incurrence of cyberattacks or privacy or data breaches resulting in platform outages or disruptions; failure to detect or prevent fraud on our platform, or malware intrusion into the systems or devices of our customers and their audiences; the intensely competitive market that we operate in; inability to maintain our corporate culture as we grow or as we adapt to an entirely remote work environment, including if we fail to attract, retain, and motivate key personnel; inability to identify and integrate future acquisitions and new technologies; our reliance on technological intermediaries to purchase ad inventory on behalf of customers; our use of and development of artificial intelligence technologies; the impact of any health epidemics contagious outbreaks, the ongoing conflicts in Ukraine, the Middle East and tensions between China and Taiwan, and changes in the macroeconomic conditions on global markets, including inflation and interest rate volatility, the advertising industry and our results of operations, and the response by governments and other third parties; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; risks related to taxation matters; risks related to the ownership of our Class A common stock; and other important factors discussed in Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, as any such factors may be updated from time to time in our other filings with the SEC, including, without limitation, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, accessible on the SEC’s website at www.sec.gov and our Investor Relations page on our website at https://ir.mountain.com.
Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
We use certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA in this press release. EBITDA is defined as net income (loss) adjusted to exclude depreciation and amortization expense, interest income (expense), net, and income tax provision. Adjusted EBITDA is defined as net income (loss) adjusted to exclude depreciation and amortization expense, interest income (expense), net, and income tax provision, as further adjusted to exclude stock-based compensation expense, fair value adjustments on outstanding warrants, contingent liabilities and embedded derivatives, acquisition costs including legal costs associated with prior acquisitions, legal settlements, restructuring costs and loss on debt extinguishment, which are items that we believe are not indicative of our core operating performance.

Adjusted EBITDA is a supplemental measure of our performance, is not defined by or presented in accordance with GAAP and should not be considered in isolation or as an alternative to net loss, net loss margin or any other performance measure prepared in accordance with GAAP. Adjusted EBITDA is presented because we believe it provides useful supplemental information to investors, analysts, and rating agencies regarding our operating performance and our capacity to incur and service debt and is frequently used by these parties in evaluating companies in our industry. By presenting Adjusted EBITDA we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. Additionally, management uses Adjusted EBITDA as a supplemental measure of our performance because it assists us in comparing the operating performance of our business on a consistent basis between periods, as described above.

Although we use Adjusted EBITDA as described above, Adjusted EBITDA has significant limitations as analytical tools. Some of these limitations include:
•such measure does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measure does not reflect changes in, or cash requirements for, our working capital needs;
•such measure does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measure does not reflect our tax expense or the cash requirements to pay our taxes;
•although amortization is a non-cash charge, the assets being amortized will often have to be replaced in the future and such measure does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measure differently than we do, thereby further limiting its usefulness as comparative measures.

Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using this non-GAAP measure only supplementally. As noted in the table below, Adjusted EBITDA includes adjustments for items that we believe are not indicative of our core operating performance. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period-to-period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results between periods and with the operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations. Nevertheless, because of the limitations described above, management does not view Adjusted EBITDA in isolation and also uses other measures, such as revenue, operating loss and net loss, to measure operating performance.

Set forth below are reconciliations of the Company’s most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures.

A reconciliation of the Company’s non-GAAP financial measure guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation and certain other items reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which could be material.

Website Disclosure
Investors and others should note that MNTN announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its investor relations site at ir.mountain.com. MNTN may also use its website as a distribution channel of material information about the company. In addition, you may automatically receive email alerts and other information about MNTN when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on ir.mountain.com.

Investor Relations Contact
ir@mountain.com
Media Contact
press@mountain.com

MNTN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$237,281	$210,160
Accounts receivable, net	59,985	61,837
Prepaid expenses and other current assets	14,374	14,476
Total current assets	311,640	286,473
Internal use software, net	19,892	17,804
Intangible assets, net	11,407	12,722
Goodwill	51,903	51,903
Deferred tax assets, net	7,897	9,400
Total assets	$402,739	$378,302
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$53,818	$59,543
Accrued payroll and related liabilities	4,797	3,352
Other current liabilities	5,506	5,626
Total current liabilities	64,121	68,521
Other liabilities, non-current	4,289	4,045
Total liabilities	68,410	72,566
Stockholders’ equity:
Common stock	7	7
Additional paid-in capital	590,158	577,043
Treasury stock	(10,025)	(10,025)
Notes receivable from employees	(185)	(181)
Accumulated deficit	(245,626)	(261,108)
Total stockholders’ equity	334,329	305,736
Total liabilities and stockholders’ equity	$402,739	$378,302

MNTN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$82,537	$68,460	$156,210	$132,972
Cost of revenues	16,241	15,899	29,894	35,734
Gross profit	66,296	52,561	126,316	97,238
Operating expenses:
Technology and development	16,354	10,732	30,965	20,340
Sales and marketing	28,567	24,318	52,264	45,982
General and administrative	13,601	13,137	25,077	33,608
Amortization of acquired intangibles	657	658	1,315	1,316
Total operating expenses	59,179	48,845	109,621	101,246
Operating income (loss)	7,117	3,716	16,695	(4,008)
Other income (expense):
Interest income (expense), net	2,046	708	3,923	(447)
Other (expense) income, net	(4)	(28,666)	158	(45,207)
Total other income (expense)	2,042	(27,958)	4,081	(45,654)
Income (loss) before income tax provision	9,159	(24,242)	20,776	(49,662)
Income tax provision	2,439	1,986	5,294	(2,323)
Net income (loss)	$6,720	$(26,228)	$15,482	$(47,339)
Earnings per share:
Basic	$0.09	$(0.65)	$0.21	$(1.71)
Diluted	$0.09	$(0.65)	$0.20	$(1.71)
Weighted average shares outstanding:
Basic	73,925,823	40,120,402	73,907,690	27,663,863
Diluted	78,643,570	40,120,402	78,774,979	27,663,863

MNTN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$15,482	$(47,339)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	12,627	21,684
Change in value of embedded derivative	—	16,574
Change in value of warrant liabilities	—	(7,171)
Change in value of contingent liabilities	(166)	4,966
Change in value of convertible debt, excluding interest	—	4,395
Amortization expense	6,620	4,802
Loss on extinguishment of convertible debt	—	26,436
Accretion of warrant discount on convertible debt	—	949
Interest accrued on convertible debt and short-term note payable	—	1,092
Provision for bad debts	991	671
Release of indemnification related to QuickFrame Holdback	—	(579)
Interest income from notes receivable	(112)	(144)
Provision for deferred income taxes	1,503	—
Change in operating assets and liabilities:
Accounts receivable	861	3,320
Prepaid expenses and other assets	210	(5,955)
Accounts payable and accrued expenses	(5,725)	2,555
Accrued payroll and related liabilities	1,445	(218)
Other liabilities	290	(8,451)
Net cash provided by operating activities	34,026	17,587
Cash flows from investing activities:
Issuance of short term notes receivable	—	(9,611)
Capitalized internal use software costs	(6,991)	(6,185)
Net cash used in investing activities	(6,991)	(15,796)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	—	125,328
Payments of initial public offering costs	—	(2,137)
Payments on settlement of convertible debt	—	(24,000)
Proceeds from exercises of stock options	91	1,639
Employee taxes paid under stock-based compensation plans	(5)	—
Payments to repurchase common stock	—	(10,025)
Net cash provided by financing activities	86	90,805
Net increase in cash and cash equivalents	27,121	92,596
Cash and cash equivalents, beginning of period	210,160	82,562
Cash and cash equivalents, end of period	$237,281	$175,158

MNTN, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$6,720	$(26,228)	$15,482	$(47,339)
Interest (income) expense, net	(2,046)	(708)	(3,923)	447
Income tax provision	2,439	1,986	5,294	(2,323)
Amortization expense	3,907	2,658	6,620	4,802
EBITDA	11,020	(22,292)	23,473	(44,413)
Stock-based compensation expense	8,767	7,624	12,627	21,684
Fair value adjustments	—	2,229	(166)	18,764
Acquisition costs	231	514	415	1,341
Legal settlements	—	—	—	60
Restructuring costs	1,491	—	1,491	—
Loss on debt extinguishment	—	26,436	—	26,436
Adjusted EBITDA	$21,509	$14,511	$37,840	$23,872